EXHIBIT 23
FORM 10-K
VERSA TECHNOLOGIES, INC.
INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements No. 33-49024, 33-86446, 333-17135 and 333-17137 and File No. 2-87421 of Versa
Technologies, Inc. and subsidiaries on Forms S-3 and S-8 of our reports dated May 9, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Versa Technologies, Inc. for the year ended March 31, 1997.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
June 13, 1997